As filed with the Securities and Exchange Commission on April 21, 2006

Registration No. 333-117275

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Citigroup Diversified Futures Fund L.P.

(Exact name of registrant as specified in limited partnership agreement)

New York	6799	13-4224248
(State of organization)	(Primary Standard Industrial classification Code Number)	(I.R.S. Employer Identification No.)

CITIGROUP MANAGED FUTURES LLC

General Partner

731 Lexington Avenue

New York, New York 10022

(212) 559-2011

(Address and telephone number of principal executive office)

EMILY M. ZEIGLER, ESQ.

RITA M. MOLESWORTH, ESQ.

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, this Registration Statement relates to Registration Statement No. 333-110076 filed by the Registrant. The prospectus forming part of this Registration Statement shall serve the purpose specified in said Rule 429.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Explanatory Note

This Post-Effective Amendment No. 3 to Form S-1 is being filed solely to update the Item 512(a) undertakings that appear on pages II-3 to II-5 in Part II. This Post-Effective Amendment includes only Part II of the Registration Statement and amends Post-Effective Amendment No. 2 filed on April 13, 2006.

PART II

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Printing Expenses	$130,000	*
Legal Fees	$200,000	*
Blue Sky Fees and Expenses (excluding legal fees)	$60,000	*
Accounting Fees	$30,000	*
Marketing	$40,000	*
Miscellaneous	$40,000	*

Total	$500,000	*

*	Estimated

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

Section 5 of the Selling Agreement provides for indemnification of the Registrant by Citigroup Global Markets against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any related sales material used by Citigroup Global Markets in connection with this offering of Units or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by Citigroup Global Markets, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto.

Section 7 of the Customer Agreement provides for indemnification of Citigroup Global Markets by the Registrant against any loss, liability, damage, cost, expense (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if Citigroup Global Markets acted in good faith and in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to Citigroup Global Markets constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

Section 6 of each of the Management Agreements provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and provided that its conduct did not constitute negligence, intentional misconduct or a breach of its fiduciary obligations to the Registrant as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

The agreements filed as Exhibits 1.1, 10.1, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 contain certain indemnity provisions.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

On December 3, 2002, Registrant sold one Unit of Limited Partnership Interest to David J. Vogel for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS:

1.1	— Second Amended and Restated Selling Agreement between Registrant and Citigroup Global Markets Inc.******

3.1	— Limited Partnership Agreement (included as Exhibit A to the Prospectus)

3.2	— Certificate of Limited Partnership of Registrant*

4.1	— Specimen of Unit Certificate**

5.1	— Opinion of Willkie Farr & Gallagher LLP relating to the legality of the Units*****

8.1	— Tax Opinion of Willkie Farr & Gallagher LLP*********

10.1	— Customer Agreement between Registrant and Salomon Smith Barney Inc.***

10.2	— Form of Subscription Agreement (included as Exhibit B to the Prospectus)

10.3	— Escrow Agreement between Smith Barney Futures Management LLC, Salomon Smith Barney Inc. and the Escrow Agent relating to the escrow of subscription funds**

10.4	— Management Agreement between Smith Barney Futures Management LLC and Drury Capital, Inc.**

10.5	— Management Agreement between Smith Barney Futures Management LLC and Graham Capital Management, L.P.*

10.6	— Management Agreement between Smith Barney Futures Management LLC and John W. Henry & Company, Inc.***

10.7	— Management Agreement between Smith Barney Futures Management LLC and Willowbridge Associates Inc.*

10.8	— Management Agreement between Citigroup Managed Futures LLC and Aspect Capital Limited****

10.9	— Management Agreement between Citigroup Managed Futures LLC and Capital Fund Management S.A.****

10.10	— Management Agreement between Citigroup Managed Futures LLC and Winton Capital Management Limited.*******

10.11	— Management Agreement between Citigroup Managed Futures LLC and AAA Capital Management, Inc.********

10.12	— Management Agreement between Citigroup Managed Futures LLC and AAA Capital Management Advisors, Ltd.*********

23.1	— Consent of Independent Registered Public Accounting Firm*********

23.2	— Consent of Counsel*********

*	Previously filed as like-numbered Exhibit to the initial filing of Registration Statement No. 333-102038 and incorporated by reference herein.
**	Previously filed as like-numbered Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-102038 and incorporated by reference herein.
***	Previously filed as like-numbered Exhibit to Pre-Effective Amendment No. 2 to Registration Statement No. 333-102038 and incorporated by reference herein.
****	Previously filed as like-numbered Exhibit to the Registration Statement No. 333-110076 and incorporated by reference herein.
*****	Previously filed as like-numbered Exhibit to the initial filing of Registration Statement No. 333-117275 and incorporated by reference herein.
******	Previously filed as like numbered Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-117275 and incorporated by reference herein.
*******	Previously filed as Exhibit 10.2 to Form 10-K filed on March 16, 2005, File No. 000-50718 and incorporated by reference herein.
********	Previously filed as Exhibit 10.5 to Form 10-K filed on March 30, 2006, File No. 333-117275 and incorporated by reference herein.
*********	Previously filed as like-numbered Exhibit to Post-Effective Amendment No. 2 to Registration Statement No. 333-117275 and incorporated by reference herein.

(b) FINANCIAL STATEMENT SCHEDULES:

Not Applicable.

ITEM 17.    UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 21st day of April, 2006.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

By CITIGROUP MANAGED FUTURES LLC
(General Partner)

By:	/s/ DAVID J. VOGEL
David J. Vogel President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
CITIGROUP MANAGED FUTURES LLC	General Partner	April 21, 2006

/S/ DAVID J. VOGEL David J. Vogel	President and Director	April 21, 2006

Maureen O’Toole	Senior Vice President and Director	April 21, 2006

/S/ DANIEL R. MCAULIFFE, JR. Daniel R. McAuliffe, Jr.	Chief Financial Officer and Director	April 21, 2006

/S/ SHELLEY ULLMAN Shelley Ullman	Senior Vice President and Director	April 21, 2006

/S/ JENNIFER MAGRO Jennifer Magro	Vice President and Director	April 21, 2006

/s/ JERRY PASCUCCI Jerry Pascucci	Director	April 21, 2006

/S/ IHOR G. RAKOWSKY Ihor G. Rakowsky	Secretary and Director	April 21, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	— Second Amended and Restated Selling Agreement between Registrant and Citigroup Global Markets Inc.******

3.1	— Limited Partnership Agreement (included as Exhibit A to the Prospectus)

3.2	— Certificate of Limited Partnership of Registrant*

4.1	— Specimen of Unit Certificate**

5.1	— Opinion of Willkie Farr & Gallagher LLP relating to the legality of the Units*****

8.1	— Tax Opinion of Willkie Farr & Gallagher LLP*********

10.1	— Customer Agreement between Registrant and Salomon Smith Barney Inc.***

10.2	— Form of Subscription Agreement (included as Exhibit B to the Prospectus)

10.3	— Escrow Agreement between Smith Barney Futures Management LLC, Salomon Smith Barney Inc. and the Escrow Agent relating to the escrow of subscription funds**

10.4	— Management Agreement between Smith Barney Futures Management LLC and Drury Capital, Inc.**

10.5	— Management Agreement between Smith Barney Futures Management LLC and Graham Capital Management, L.P.*

10.6	— Management Agreement between Smith Barney Futures Management LLC and John W. Henry & Company, Inc.***

10.7	— Management Agreement between Smith Barney Futures Management LLC and Willowbridge Associates Inc.*

10.8	— Management Agreement between Citigroup Managed Futures LLC and Aspect Capital Limited****

10.9	— Management Agreement between Citigroup Managed Futures LLC and Capital Fund Management S.A.****

10.10	— Management Agreement between Citigroup Managed Futures LLC and Winton Capital Management Limited.*******

10.11	— Management Agreement between Citigroup Managed Futures LLC and AAA Capital Management, Inc.********

10.12	— Management Agreement between Citigroup Managed Futures LLC and AAA Capital Management Advisors, Ltd.*********

23.1	— Consent of Independent Registered Public Accounting Firm*********

23.2	— Consent of Counsel*********

*	Previously filed as like-numbered Exhibit to the initial filing of Registration Statement No. 333-102038 and incorporated by reference herein.
**	Previously filed as like-numbered Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-102038 and incorporated by reference herein.
***	Previously filed as like-numbered Exhibit to Pre-Effective Amendment No. 2 to Registration Statement No. 333-102038 and incorporated by reference herein.
****	Previously filed as like-numbered Exhibit to the initial filing of Registration Statement No. 333-110076 and incorporated by reference herein.
*****	Previously filed as like-numbered Exhibit to the initial filing of Registration Statement No. 333-117275 and incorporated by reference herein.
******	Previously filed as like numbered Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-117275 and incorporated by reference herein.
*******	Previously filed as Exhibit 10.2 to Form 10-K filed on March 16, 2005, File No. 000-50718 and incorporated by reference herein.
********	Previously filed as Exhibit 10.5 to Form 10-K filed on March 30, 2006, File No. 333-117275 and incorporated by reference herein.
*********	Previously filed as like-numbered Exhibit to Post-Effective Amendment No. 2 to Registration Statement No. 333-117275 and incorporated by reference herein.